UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 13, 2017 (September 8, 2017)

Asia Equity Exchange Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-192272	46-3366428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 2501A, Skyline Tower, 39 Wang Kwong Road,

Kowloon Bay, Hong Kong

(Address of Principal Executive Offices)

+852-2818 2998

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Jun Liu

On September 8, 2017, Mr. Jun Liu notified Asia Equity Exchange Group, Inc. (the “Company”) of his resignation from chairman (the “Chairman”) and a member of the board of directors (the “Board”) and the position as the president and Chief Executive Officer and President (the “CEO”) of the Company, effective immediately. Mr. Liu’s decision to resign did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Xiangyu Wang

On September 8, 2017, the Board appointed Mr. Xiangyu Wang to fill the vacancy of Chairman, director, the president and CEO created by the resignation of Mr. Jun Liu, effective immediately.

The biographical information of Mr. Wang is set forth again below.

Mr. Xiangyu Wang, age 46, has served as the vice president of the Company since February 2017. From October 2015 to February 2017, he served as the general manager and founding partner of Shenzhen Qianhai Ruixin Capital Management Co., Limited. From April 2015 to October 2015, he served as the vice president of Moxian, Inc., a NASDAQ listed company engaging in the business of providing social marketing and promotion platforms that are designed to help merchants to advertise through social media to accelerate business growth. From June 2013 to February 2015, he served as the founding partner and chief consultant in Shanghai Chenshi Management Consulting Co., Ltd. From May 2009 to May 2013, he served as the executive vice president in Shanghai Shipeng Laboratory (Science and Technology) Group. Mr. Wang obtained a bachelor’s degree in science in Business Administration and Information Sciences and a master’s degree in Computer Science from Northwestern Polytechnic University in the U.S in 2000 and 2001, respectively. He obtained a doctor’s degree in Business Administration from Shanghai Jiaotong University in 2010.

There is no family relationship that exists between Mr. Wang and any directors or executive officers of the Company. In addition, there are no arrangements or understandings between Mr. Wang and any other persons pursuant to which she was selected as a director of the Board and there are no transactions between the Company and Mr. Wang that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Wang has entered into a director offer letter (the “Wang Offer Letter”) and an employment agreement (the “Employment Agreement”) with the Company. Wang Offer Letter sets Mr. Wang’s annual compensation at $12,000 per year and establishes other terms and conditions governing his service as the Chairman and a director, and the Employment Agreement sets his annual compensation at $2,000 per month and establishes other terms and conditions governing his service as the president and CEO of the Company.

The Wang Offer Letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1. The Employment Agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

10.1	Wang Offer Letter, dated September 8, 2017, by and between the Company and Xiangyu Wang
10.2	Employment Agreement, dated September 8, 2017, by and between the Company and Xiangyu Wang

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA EQUITY EXCHANGE GROUP, INC.

Date: September 13, 2017	By:	/s/ Jun Liu
	Name:	Jun Liu
	Title:	Chief Executive Officer and President